Spectral Capital Announces Strategic Acquisition of Quantomo, Pioneering the Future of Quantum Search Technology

SEATTLE, September 10, 2024 – Spectral Capital Corporation (OTCQB: FCCN), a pioneering innovator in Quantum as a Service (QaaS) computing and decentralized cloud services, is excited to announce the acquisition of Quantomo, a groundbreaking company at the forefront of quantum tomography technology. Quantomo, short for "Quantum Tomography," has developed revolutionary quantum algorithms designed to redefine the future of search engines, surpassing traditional search methods employed by industry giants such as Google.

Quantomo's unique combination of classical and quantum computing, working with Spectral’s newly acquired company Vogon Cloud’s use of a distributed quantum ledger database (DQLDB), is set to usher in a new era of information retrieval. The core technology leverages quantum parallelism, enabling exponentially faster searches across multiple dimensions of data simultaneously. Unlike classical search engines, which rely on deterministic processes and centralized indexing, Quantomo’s quantum algorithms perform searches across distributed networks using quantum superposition and cooperative distributed inferencing.

"Quantomo’s acquisition represents a quantum leap in our strategic roadmap to transform how industries handle data and search optimization. In a world where there is so much data, that we don’t know what we don’t know and what questions to ask, this acquisition helps us solve that problem," said Sean Michael Brehm, Chairman of Spectral Capital. "The integration of their advanced quantum tomography technology with our Quantum Bridge framework enables us to create the world’s most efficient, scalable, and contextually aware search engine—one that will revolutionize how data is is processed, retrieved, and leveraged in the form of information that is relevant to you."

How Quantomo Redefines Search Technology

Quantomo's proprietary technology offers several groundbreaking features:

•Quantum Parallelism for Accelerated Search: Quantum algorithms, such as Grover’s Algorithm, perform searches exponentially faster than classical methods, using qubits to process vast datasets in parallel. Unlike Google’s PageRank, which operates in a stepwise manner, Quantomo explores all possible solutions simultaneously across a distributed ledger.

•Quantomo’s  innovative framework allows agents across a decentralized network to collaborate on search queries. Instead of relying on a centralized index, search agents infer results collectively, optimizing queries in real-time and adapting to evolving data patterns.

•Epoch-Based Data Organization: Quantomo’s use of Vogon’s epochs allows users to track the evolution of data over time, enabling context-rich, time-based searches that go beyond static page rankings.

•Semantic and Ontological Structures: Quantomo employs an ontological framework for a richer semantic understanding of data. Unlike traditional keyword-based search engines, this technology explores multidimensional relationships within the data, offering more contextually relevant results.

•Polyglot Compatibility via QuantumVM: The integration with Vogon’s QuantumVM ensures seamless compatibility between quantum and classical algorithms, enabling flexible, scalable search solutions that can adapt to various data formats and languages.

"With Quantomo, we are not only advancing the field of quantum computing but also setting a new standard for collective intelligence-powered search engines," said Jenifer Osterwalder, CEO of Spectral Capital. "This acquisition strengthens our commitment to building a decentralized, quantum-driven future that promotes scalability, security, and sustainable innovation across industries."

A Vision for the Quantum Era

The acquisition of Quantomo aligns perfectly with Spectral’s ambitious Q4 strategy to lead the global transition into the quantum era. As part of Spectral’s broader Quantum Bridge initiative, Quantomo’s quantum-enhanced search technology will be deployed across a network of decentralized, energy-efficient micro data centers, established through Spectral’s recent expansion efforts.

This acquisition underscores Spectral’s commitment to securing its position as a global leader in quantum computing, decentralized cloud services, and next-generation data management. Quantomo’s cutting-edge technology will accelerate the development of collective intelligence solutions and drive efficiencies across sectors such as energy, healthcare, finance, and more.

For media inquiries, please contact:

Jenifer Osterwalder

Spectral Capital Corporation

contact@spectralcapital.com

Forward-Looking Statements

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and FCCN's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although FCCN believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of FCCN. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in FCCN's business; competitive factors in the market(s) in which FCCN operates; risks associated with operations outside the United States; and other factors listed from time to time in FCCN's filings with the Securities and Exchange Commission. FCCN expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in FCCN's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For more information, please visit www.spectralcapital.com.